AMENDED AND RESTATED INVESTMENT CONTRACT



                                      AMONG



                   INTERNATIONAL INVESTMENT TRUST COMPANY LTD.



                             CENTRAL TRUST OF CHINA



                                       AND



                             THE R.O.C. TAIWAN FUND



                                  July 1, 2000



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                    AMENDED AND RESTATED INVESTMENT CONTRACT
                    ----------------------------------------

                  WHEREAS, The Taiwan (R.O.C.) Fund (the "Fund") exists pursuant to a securities investment trust contract, effective September 29, 1983, as twice supplemented, among International Investment Trust Company Ltd. and the Central Trust of China (the "Securities Investment Trust Contract"), which defines the rights and obligations of the unitholders of the Fund; and

                  WHEREAS, pursuant to an extraordinary resolution adopted on April 18, 1989, the unitholders of the Fund authorized that the Fund be reorganized pursuant to which The R.O.C. Taiwan Fund, a Massachusetts business trust and an investment company registered under the United States Investment Company Act of 1940, as amended (the "Unitholder"), became the unitholder of the Fund; a Massachusetts business trust is an association of persons organized by the execution of a declaration of trust under which the beneficial interest is divided into transferable interests for the purpose of carrying on a common project for gain; and

                  WHEREAS, pursuant to such reorganization, an Amended and Restated Investment Contract superseded the Securities Investment Trust Contract; and

                  WHEREAS, pursuant to extraordinary resolutions adopted on May 28, 1991, the Unitholder authorized the reduction of the fee payable to International Investment Trust Company Limited (the "Manager") out of the assets held in the Fund and the entry into of an Amended and Restated Investment Contract, dated July 15, 1991 (the "1991 Investment Contract"), by and among the Unitholder, the Manager and Central Trust of China (the "Custodian"), pursuant to which such fee reduction was effected; and

                  WHEREAS, pursuant to resolutions adopted by the Board of Trustees of the Unitholder on June 2, 1993, the Unitholder authorized the amendment of the 1991 Investment Contract with respect to certain aspects of the relationship between the Custodian and the Fund; and

                  WHEREAS, pursuant to extraordinary resolutions adopted on May 31, 1996, the Unitholder authorized the further reduction of the fees payable to the Manager and the Custodian out of the assets held in the Fund and the entry into a new investment contract (the "1996 Investment Contract"); and

                  WHEREAS, pursuant to resolutions adopted by the Board of Trustees of the Unitholder on February 22, 2000, the Unitholder authorized the further reduction of the fees payable to the Manager and Custodian out of the assets of the Fund and the amendment of the 1996 Investment Contract in the form hereof;

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                                                                               2

                  NOW, THEREFORE, this Amended and Restated Investment Contract is hereby amended and restated to read in its entirety as follows:

         1.       INTRODUCTION AND POLICY

                  1.1 The Taiwan (R.O.C.) Fund (the "Fund") is a securities investment trust fund established on October 27, 1983 under the laws of the Republic of China (the "R.O.C."), and reorganized and approved by the Securities and Exchange Commission, which is now the Securities and Futures Commission (the "R.O.C. SFC"), of the Ministry of Finance of the R.O.C. on May 19, 1989 for the exclusive benefit of The R.O.C. Taiwan Fund, a Massachusetts business trust (the "Unitholder"), and a registered investment company under the United States Investment Company Act of 1940, (the "1940 Act"), on the basis of this amended and restated securities investment trust contract (the "Amended and Restated Investment Contract") among International Investment Trust Company Limited (the "Manager") of 17th Floor, 167 Fu Hsing North Road, Taipei, Taiwan, R.O.C., Central Trust of China (the "Custodian") of 49 Wu Chang Street, Section 1, Taipei, Taiwan, R.O.C., and the Unitholder of c/o Citigate Dewe Rogerson New York, 1440 Broadway, New York, New York, 10018, United States of America. This Amended and Restated Investment Contract, together with relevant laws and regulations of R.O.C., shall govern the relationship, which is contractual (the Fund not being a separate legal entity), among the Manager, the Custodian and the Unitholder.

                  1.2 The Fund's investment objective is long-term capital appreciation through investment primarily in publicly traded equity securities of R.O.C. issuers. The Fund intends to spread risk by investing in various industries and issuers. The Fund may also invest in debt securities of R.O.C. issuers (including the R.O.C. government). It is an investment policy of the Fund that normally at least 70% of the total assets held in the Fund will be invested in securities of R.O.C. issuers (including the R.O.C. government). For temporary defensive purposes during periods in which changes in economic, financial or political conditions make it advisable, the Trust may ask the Manager to reduce its holdings in equity securities and increase its holdings in
(i) long-term or short-term debt securities issued by the R.O.C. government, its agencies or instrumentalities, or other private issuers in the R.O.C., (ii) certificates of deposit issued by banks or other financial institutions in the R.O.C. or (iii) cash, or any combination of the foregoing, in each case to the extent deemed prudent by the Manager.

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                                                                               3

         2.       BASIC OBLIGATIONS AND RIGHTS

                  2.1      The Manager shall:

                           (a)      be obliged to manage the investment of the
assets constituting the Fund held by the Custodian for the exclusive benefit of the Unitholder in good faith and to the best of its ability and without gaining any advantage for itself or any of its Connected Persons (as defined in Article 17 below) thereby except as expressly provided in this Amended and Restated Investment Contract, in accordance with the investment objective and restrictions as provided in Article 10 below and subject to and in accordance with any directions or guidelines made or established by the Unitholder which are not in contravention of the R.O.C. laws and regulations;

                           (b)      be obliged to account to the Unitholder for
any loss in value of assets held in the Fund where such loss has been caused by its wilful misfeasance, bad faith or gross negligence in the performance of its duties or its reckless disregard of its obligations and duties under this Amended and Restated Investment Contract;

                           (c)      be responsible to the Unitholder for the
acts and omissions of all persons to whom it may delegate any of its functions as Manager as if they were its own acts and omissions;

                           (d)      promptly report to the R.O.C. SFC and to the
Unitholder any matter which in the opinion of the Manager is an actual or anticipated breach by the Custodian of any of the provisions of this Amended and Restated Investment Contract or of any relevant provisions of the laws and regulations of the R.O.C.;

                           (e)      to the extent permitted by the laws and
regulations of the R.O.C., take such action to enforce the obligations of the Custodian, on behalf of and for the benefit of the Unitholder, under this Amended and Restated Investment Contract as it shall think fit or as shall from time to time be required by the R.O.C. SFC or the Unitholder;

                           (f)      perform its obligations under this Amended
and Restated Investment Contract so as to (i) comply with all laws and regulations of the R.O.C. and of the United States applicable to the Manager and the Unitholder and (ii) permit the Unitholder to qualify as a regulated investment company under the applicable provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and to take such steps as the Unitholder may deem necessary or desirable pursuant to such provisions of the Code (including, without limitation, the making of distributions); and

                           (g)      (i) issue certificates in respect of units
issued and cancel certificates in respect of units redeemed and (ii) implement the procedures for issuing and

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                                                                               4

redeeming units, all in accordance with the relevant provisions of this Amended and Restated Investment Contract and the laws and regulations of the R.O.C.

                  2.2      The Custodian shall:

                           (a)      (i) be responsible absolutely and without
qualification to the Unitholder for the safekeeping of all assets held in the Fund (aside from the assets which are entrusted to a central securities depository company for safekeeping in accordance with Article 2.2(e) below) at all times and of all amounts from time to time set aside out of the assets held in the Fund and held for the purposes of distribution in accordance with Article 13 of this Amended and Restated Investment Contract, (ii) shall indemnify the Unitholder in the event of any loss of such assets and amounts resulting from a breach of its duties hereunder and (iii) shall insure such assets and amounts adequately against loss, but the Custodian shall not be responsible for the willful or negligent default (including non-payment or failure to deliver securities) by securities brokers or other persons selected by the Manager and dealt with by the Custodian, unless such default is contributed to by the Custodian;

                           (b)      comply with the instructions of the Manager
on behalf of the Unitholder given from time to time pursuant to this Amended and Restated Investment Contract in relation to the disposition of the assets held in the Fund from time to time and the exercise of rights attaching thereto except where, in the opinion of the Custodian, to do so would or might involve a breach of this Amended and Restated Investment Contract or of any relevant provisions of the laws and regulations of the R.O.C., in which case the Custodian shall immediately notify the Manager and the Unitholder;

                           (c)      collect and present for payment on a timely
basis and hold as part of the assets held in the Fund all dividends and other payments and assets which the Fund shall be entitled by applicable law or custom or otherwise; and

                           (d)      promptly report to the R.O.C. SFC and to the
Unitholder any matter which in the opinion of the Custodian is an actual or anticipated breach by the Manager of any of the provisions of this Amended and Restated Investment Contract relating to R.O.C. laws and regulations or of any relevant provisions of the laws and regulations of the R.O.C.; and

                           (e)      be at liberty to open an account with a
central securities depository company incorporated with the approval of the Ministry of Finance (the "Depository Company") and to entrust the Depository Company with the safekeeping of the securities held in the Fund in accordance with the Custodian's obligations herein. The safekeeping costs chargeable by the Depository Company shall be paid by the Custodian, PROVIDED, HOWEVER, that the Custodian shall not be held responsible for losses to the Fund resulting from a willful or negligent default by the Depository Company unless the Custodian contributed to such default, but shall on behalf of the Fund claim the

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                                                                               5

indemnity for such losses, with the expenses incurred from the claim to be reimbursed out of the assets held in the Fund. The Custodian shall monitor and report periodically to the Manager and, if requested, the Unitholder with regard to any materially adverse change with respect to (1) the Depository Company's obligation to the Fund to indemnify the Fund and insure the Fund's assets held through the Depository Company in the event of loss; (2) the Fund's right that its assets not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Depository Company except a claim of payment for their safe custody or administration; (3) the Fund's right that beneficial ownership of its assets in the hands of the Depository Company will be freely transferable without the payment of money or value other than for safe custody or administration; (4) the adequacy of the Depository Company's records that are maintained to identify the assets belonging to customers of the Custodian; and
(5) the right of the Fund's public accountants to be given access to the records or confirmations of the contents of records of the Depository Company, the Depositary Company being obligated to reply.

                  The Custodian shall not be responsible for any investment loss of assets held in the Fund and shall have no other responsibilities to the Manager or the Unitholder other than those provided in this Article 2.2.

                  2.3 The Unitholder shall have the right at all times to enforce against the Manager the obligations of the Manager, and against the Custodian the obligations of the Custodian, under this Amended and Restated Investment Contract.

                  2.4 The proper costs incurred by the Manager in enforcing the obligations of the Custodian shall be borne out of the assets held in the Fund. The Manager shall be entitled to an indemnity out of the assets held in the Fund against any claims incurred or suffered by it as a result of its acting as the Manager under this Amended and Restated Investment Contract which are not attributable to its wilful misfeasance, bad faith or gross negligence in the performance of its duties or its reckless disregard of its obligations and duties under this Amended and Restated Investment Contract ("Disabling Conduct"), but only to the extent that such claims are not borne by any person other than the Manager, and only to the extent that there has been (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the Manager was not liable by reason of Disabling Conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Manager was not liable by reason of Disabling Conduct by
(a) the vote of a majority of a quorum of trustees of the Unitholder who are neither "interested persons" as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding or (b) an independent legal counsel in a written opinion.

                  2.5 The Custodian shall be indemnified by the Fund against any claims incurred or suffered by it as a result of its acting as the Custodian under this Amended and Restated Investment Contract which are not attributable to its wilful misfeasance, bad faith or gross negligence in the performance of its duties or its reckless disregard of its

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                                                                               6

obligations and duties under this Amended and Restated Investment Contract, but only to the extent such claims are not borne by any person other than the Custodian.

                  2.6 The assets held in the Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or its creditors; beneficial ownership of the assets held in the Fund will be freely transferable to another Custodian without payment of money or value to the Custodian; the Custodian will maintain adequate records identifying the assets held in the Fund as being held for the benefit of the Unitholder; the Unitholder's independent public accountants will be given access to such records during normal business hours upon request; and the Manager (acting on behalf of the Unitholder) will receive periodic reports from the Custodian with respect to the safekeeping of the assets held in the Fund, including, but not limited to, notification of any transfer of assets to or from the Fund.

                  2.7 The Custodian represents and warrants to the Manager and the Unitholder that it is a banking institution established under R.O.C. law, is regulated as such by the R.O.C. government or an agency thereof, and had shareholder's equity in excess of the New Taiwan Dollar equivalent of US$200,000,000 as of the close of its fiscal year ended June 30, 1996.

         3.       FUND ASSETS

                  3.1 All assets held in the Fund shall at all times be held by the Custodian and, where in registered form, shall be registered in the name of "Special Account for The R.O.C. Taiwan Fund under the Custody of the Central Trust of China" or in such other name as may be consented to by the R.O.C. SFC, the Unitholder and the Manager.

                  3.2 After the reorganization of the Fund, a new certificate evidencing units of the Fund (the "Units") was issued to the Unitholder to evidence its acquisition of the entire beneficial interest in the assets constituting the Fund and to replace the units issued to the unitholders of the Fund. The number of Units issued to the Unitholder was equal the number of units thus replaced.

                  3.3 The provisions of Article 18-2 of the Securities and Exchange Law of the R.O.C. shall apply to the assets held in the Fund, and such assets shall not form part of the assets of the Custodian or of the Manager. To the extent that legitimate claims made by third parties against the assets constituting the Fund exceed the value of those assets, the satisfaction of such claims shall be the responsibility of the Unitholder and not the Manager or Custodian.

                  3.4 The Custodian shall not dispose of assets held in the Fund except:

                           (a)      in accordance with instructions received by
it from the Manager in relation to:

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                                                                               7

                                    (i)     the investment or realization of
                                            assets for the account of the Fund;

                                    (ii)    the payment or discharge of other
                                            amounts or liabilities properly
                                            payable or dischargeable out of the
                                            assets held in the Fund in
                                            accordance with the provisions of
                                            this Amended and Restated Investment
                                            Contract;

                                    (iii)   the payment of amounts due to the
                                            Unitholder by way of any
                                            distribution in accordance with the
                                            provisions of this Amended and
                                            Restated Investment Contract,
                                            including but not limited to any
                                            distribution referred to in Article
                                            2.1(f)(ii) above; or

                                    (iv)    the payment of amounts due to the
                                            Unitholder upon due redemption of
                                            Units;

                           (b)      to the Unitholder upon liquidation and
distribution of assets held in the Fund; or

                           (c)      as otherwise required by any mandatory
provision of law.

         4.       UNITS

                  4.1 Ownership of the assets constituting the Fund by the Unitholder shall be evidenced by beneficial certificates representing one or more Units (the "Certificates") in the form approved by the R.O.C. SFC and signed by the Manager and the Custodian.

                  4.2 The initial Certificate issued to the Unitholder after the reorganization indicates the number of Units issued to the Unitholder in accordance with Article 3.2 above.

                  4.3 Each Unit issued in accordance with Article 3.2 above represents the Net Asset Value (as determined in accordance with Article 5 below) per unit of the Fund as of the close of business on May 19, 1989.

                  4.4 The Manager and the Custodian shall each be responsible for the maintenance of a record of the number of Units held from time to time by the Unitholder, in accordance with the relevant provisions of this Amended and Restated Investment Contract and the laws and regulations of the R.O.C.

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                                                                               8

                  4.5 Subsequent to the initial issuance of Units in accordance with Article 4.3 above, each additional Unit issued shall, subject to
Article 7 below, be issued at a price per Unit (the "Net Asset Value per Unit") calculated, as at the Valuation Date (as defined in Article 5.2 below) immediately following the date of receipt by the Manager of the application for the issuance of such additional Unit, by dividing (a) the Net Asset Value of the Fund by (b) the number of outstanding Units (as determined in accordance with Article 5.2(g) below).

                  4.6 Payment for each Unit shall be made in cash to the Custodian in advance of the issuance of such Unit.

                  4.7 Units shall not he transferable by the Unitholder except by redemption in accordance with Article 6 below.

         5.       VALUATION

                  5.1 The "Net Asset Value" of the Fund shall be the value of the assets held in the Fund less its liabilities (including such provisions and allowances for contingencies as the Manager may think appropriate in respect of the costs and expenses payable out of the assets held in the Fund in accordance with Article 8 below).

                  5.2 The Net Asset Value of the Fund and the Net Asset Value per Unit shall be calculated by the Manager as at each business day in Taipei (a "Valuation Date") by reference to (INTER ALIA) the following criteria:

                           (a)      the value of assets held in the Fund, other
than cash or assets (not specified in (i) to (iv) below) considered by the Manager to be the effective equivalent of cash, shall be determined:

                                    (i)     where the assets are listed and
                                            dealt in on the Taiwan Stock
                                            Exchange, by reference to the last
                                            dealt price on such Exchange on the
                                            relevant Valuation Date or, if there
                                            is no last dealt price on such
                                            Exchange on that date, the last
                                            dealt price on such Exchange
                                            immediately before the relevant
                                            Valuation Date;

                                    (ii)    where the assets are bonds,
                                            debentures or financial instruments
                                            not listed and dealt in on the
                                            Taiwan Stock Exchange, by reference
                                            to the valuation thereof on the
                                            relevant Valuation Date or the
                                            latest available valuation by the
                                            Stock Brokers' Association of
                                            Taipei, or, if there is no such
                                            valuation, at their par value plus
                                            interest accrued but unpaid to the
                                            relevant Valuation Date;

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                                                                               9

                                    (iii)   where the assets are money market
                                            instruments, at cost plus interest
                                            accrued but unpaid from the date of
                                            purchase to the relevant Valuation
                                            Date; and

                                    (iv)    in all other cases, by reference to
                                            valuation procedures adopted by the
                                            Unitholder and consistent with
                                            guidelines from time to time laid
                                            down by the R.O.C. SFC;

                           (b)      in the case of any interest-bearing
investment or other investment on which income is accruing, not included within
(a)(ii) or (a)(iii) above, there shall be included in the value thereof all interest or other income accruing up to the Valuation Date;

                           (c)      cash, the effective equivalent of cash,
accounts receivable and accounts prepaid shall be included at the full face or market value thereof;

                           (d)      there shall be made such allowance (if any)
as the Manager may consider appropriate in the case of any asset that the Manager considers may not be fully recoverable;

                           (e)      unperformed or partially performed
agreements for the acquisition or disposition of assets shall be valued as if they had been completely performed;

                           (f)      liabilities shall include the amount of any
fee payable to the Custodian or the Manager in accordance with Article 9 below and accrued at or accruing to the relevant Valuation Date but remaining unpaid;

                           (g)      the number of outstanding Units shall
include Units scheduled to be redeemed by reference to the relevant Valuation Date but shall exclude Units scheduled to be issued by reference to that Valuation Date;

                           (h)      there may be excluded from the value of any
assets in respect of the acquisition or disposition of which brokerage, duties and other similar costs would be paid out of the assets held in the Fund if such assets had been acquired or disposed on the relevant Valuation Date an amount not exceeding the Manager's bona fide estimate of the amount of such costs which would have been so payable; and

                           (i)      currency conversion between U.S. Dollars and
N.T. Dollars shall be made at the closing exchange rate in the R.O.C. on the relevant Valuation Date.

                  If in any respect extraordinary circumstances render it impracticable or inappropriate to conduct a valuation on the basis prescribed herein, the Manager shall to

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                                                                              10

the extent necessary follow other valuation procedures consistent with guidelines from time to time laid down by the R.O.C. SFC.

         6.       REDEMPTION OF UNITS

                  6.1 The Unitholder may (subject to Article 7 below and relevant laws and regulations of the R.O.C. governing foreign investment and foreign exchange control) redeem all or any of its Units by delivering the Certificate(s) in respect of the relevant Unit(s) together with an appropriate request for redemption to the Manager at its principal office in Taipei. The redemption price shall be the Net Asset Value per Unit (calculated in accordance with Article 4.5 above) as at the next Valuation Date immediately following the date of receipt by the Manager of the relevant redemption request and Certificate(s).

                  6.2 Redemption proceeds shall (subject to Article 7 below) be paid out not later than five days after the next Valuation Date following the date of receipt by the Manager of the relevant redemption request and Certificate(s).

                  6.3 When the Unitholder requests redemption of only part of the Units comprised in a Certificate, the Manager shall (subject to Article 7 below), in addition to paying out the redemption proceeds in accordance with
Article 6.2 above, issue a new Certificate in respect of the relevant Units not redeemed not later than 14 days after the next Valuation Date following the date of receipt by the Manager of the relevant redemption request and the relevant Certificate.

         7.       SUSPENSION OF VALUATION, ISSUES,
                  REDEMPTIONS AND PAYMENTS

                  7.1 The Manager may, subject to R.O.C. SFC approval, temporarily suspend valuation of the assets held in the Fund and calculation of the Net Asset Value in the following events:

                           (a)      when the Taiwan Stock Exchange or the R.O.C.
foreign exchange market is closed otherwise than for ordinary holidays;

                           (b)      in the case of breakdown of the means of
communication normally used for the valuation of any material portion of the assets held in the Fund;

                           (c)      where currency exchange or securities
trading is restricted; or

                           (d)      other special events preventing the
acceptance of redemption requests or payment of redemption price.

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                                                                              11

                  7.2 During any period when valuation is suspended, no issuance or redemption of Units shall be made, and no payment shall be made of any redemption proceeds payable but unpaid in respect of any Units already redeemed.

         8.       EXPENSES

                  8.1 The following items shall be the only costs and expenses payable out of the assets held in the Fund:

                           (a)      the acquisition price and brokerage, stamp
duty and similar direct acquisition costs of assets acquired for the account of the Fund;

                           (b)      brokerage, stamp duty and similar direct
disposition costs arising on the disposition of assets held in the Fund;

                           (c)      all stamp and similar duties and charges
payable from time to time in respect of assets held in the Fund;

                           (d)      all necessary or appropriate expenses
incurred in relation to the registration of any assets in the name of the Custodian for the benefit of the Fund;

                           (e)      all necessary or appropriate expenses
incurred in the collection and distribution of income derived from assets held in the Fund;

                           (f)      all fees and expenses of any auditors or
legal counsel of the Fund;

                           (g)      all taxes payable in respect of income
(including stock dividends) of, the holding of or dealings with assets held in, the Fund;

                           (h)      all necessary or appropriate expenses,
including postage, telex and telephone costs, incurred by the Custodian in connection with the acquisition or disposition of any assets held in the Fund;

                           (i)      any compensation payable to the Manager or
the Custodian in accordance with Article 9 below;

                           (j)      legal fees and expenses incurred in
connection with the interpretation, amendment or enforcement of this Amended and Restated Investment Contract;

                           (k)      costs relating to the publication of Net
Asset Value per Unit or the Net Asset Value, and the printing, mailing and similar costs for any regular report sent to the Unitholder;

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                                                                             123

                           (l)      all attestation fees incurred in connection
with the issuance of Certificates;

                           (m)      all necessary or appropriate expenses
incurred by the Unitholder in connection with its organization and initial receipt of Units, any public offering of its shares to investors in the United States or elsewhere, the listing of its shares on any stock exchange, its registration and operation as a management investment company under the 1940 Act and its qualification as a regulated investment company under the Code; and

                           (n)      all other necessary or appropriate costs,
fees and expenses incurred by the Manager or the Custodian on behalf of the Fund or the Unitholder in the course of performing their respective duties (including indemnification costs, the payment of which is provided for in Articles 2.2(e),
2.4 and 2.5); PROVIDED that the Manager and the Custodian shall each bear all expenses associated with the performance of its duties hereunder (including employee salaries and overhead) other than expenses to be paid out of the assets held in the Fund as specifically provided in this Article 8, and the Manager shall bear the proper fees and expenses of those officers and trustees of the Unitholder that are "interested persons" (as defined in the 1940 Act) of the Manager.

         9.       CUSTODIAN AND MANAGEMENT FEES

                  9.1 The remuneration payable to the Custodian and the Manager, respectively, out of the assets held in the Fund shall be fees accruing on a daily basis at the applicable rates as set forth below, accruable on the Net Asset Value as determined on each Valuation Date, payable in NT$ in arrears on the last Valuation Date in each calendar month.

                  9.2 From and after July 1, 2000, the amount of remuneration payable to the Manager shall be calculated at the following applicable rates:





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                                                                              13

--------------------------------------------------------------------------------
AMOUNT OF NET ASSET VALUE                                   PERCENTAGE FEE
--------------------------------------------------------------------------------
Up to NT$6,000,000,000                                           1.35%
--------------------------------------------------------------------------------
In excess of NT$6,000,000,000 up to NT$8,000,000,000             1.15%
--------------------------------------------------------------------------------
In excess of NT$8,000,000,000 up to NT$10,000,000,000            0.95%
--------------------------------------------------------------------------------
In excess of NT$10,000,000,000                                   0.75%
--------------------------------------------------------------------------------

                  9.3 From and after July 1, 2000, the amount of remuneration payable to the Custodian shall be calculated at the following applicable rates, provided that the minimum remuneration per annum shall be no less than NT$2,400,000:

--------------------------------------------------------------------------------
AMOUNT OF NET ASSET VALUE                                   PERCENTAGE FEE
--------------------------------------------------------------------------------
Up to NT$6,000,000,000                                           0.15%
--------------------------------------------------------------------------------
In excess of NT$6,000,000,000 up to NT$8,000,000,000             0.13%
--------------------------------------------------------------------------------
In excess of NT$8,000,000,000 up to NT$10,000,000,000            0.11%
--------------------------------------------------------------------------------
In excess of NT$10,000,000,000                                   0.09%
--------------------------------------------------------------------------------

         10.      OBJECTIVE AND RESTRICTIONS

                  10.1 In accordance with the investment objective set forth in Article 1.2 above, the assets held in the Fund shall be invested in securities and money market instruments denominated in NT$ and in NT$ cash and banking and similar accounts and, if and when permitted by the laws and regulations of the R.O.C., in such money market instruments or cash or banking or similar accounts, denominated in foreign currencies, as may be available in the R.O.C.

                  10.2     The Manager shall ensure that the Fund shall not:

                           (a)      invest in equity securities which, at the
time the investment is made, are not listed and traded on the Taiwan Stock Exchange, except that the Fund may invest in such securities if R.O.C. law is changed to so permit;

                           (b)      invest in partnership interests;

                           (c)      effect any transaction of securities between
the trust funds under its management;

                           (d)      apply the assets of the Fund to purchase
beneficial certificates issued by the Manager unless the beneficial certificates are redeemed by investors or repurchased for the purpose of closing the Fund;

                           (e)      invest in securities issued by securities
investment trust funds in the R.O.C.;

                           (f)      borrow money (except to the extent that
amounts advanced by the Manager in connection with the reorganization referred to in the preamble might be considered borrowing money) or pledge its assets held pursuant to the Amended and Restated Investment Contract;

                           (g)      engage in short sales of securities, write
put and call options or engage in purchases of securities on margin;

                           (h)      make any loan (other than by bank deposits
or by investment in debt securities or in repurchase agreements) or enter into any guaranty of any loan;

                           (i)      purchase any security (other than
obligations of the United States government or its agencies or instrumentalities), if as a result of such purchase (i) as to 75% of the total assets held under the Amended and Restated Investment Contract (taken at their then current value), more than 5% of the total assets held under the Amended and Restated Investment Contract (taken at their then current value) would then be invested in the securities of a single issuer, (ii) as to the remaining 25% of the total assets held under the Amended and Restated Investment Contract (taken at their then current value), more than 10% of the total assets held under the Amended and Restated Investment Contract (taken at their then current value) would then be invested in the securities of a single issuer (except that the Fund may invest up to 25% of its assets in obligations of the R.O.C. or its agencies or instrumentalities), (iii) more than 10% of the outstanding equity securities of any issuer (at the time of purchase) would be beneficially held by the Fund or (iv) 25% or more of the assets held in the Fund (taken at their then current value) would be invested in a single industry;

                           (j)      underwrite the issue or sale of any
securities;

                           (k)      invest in securities issued by any person
(except the R.O.C. government) who beneficially owns more than 5% of, or takes any significant active role in the management of, the Manager;

                           (l)      issue senior securities, except as permitted
by paragraph (d) above;

                           (m)      buy or sell real estate or real estate
mortgage loans;

                           (n)      buy or sell commodities or commodity
contracts, including futures contracts on a contract market or other futures market, except that the Fund may invest in currency forward contracts to hedge against currency fluctuations if R.O.C. law is changed to so permit; or

                           (o)      invest (i) in securities of R.O.C. issuers
the issuance of which has not been approved by or registered with the R.O.C. SFC for offering to the public or (ii) in unregistered securities of United States issuers that must be registered before being publicly offered under the United States Securities Act of 1933.

                  10.3 The Manager shall ensure that investments of assets held in the Fund will meet the requirements of section 851(b), (c) and (d) of the Code and any corresponding future provisions of the Code or any successor legislation thereto. Subject to the immediately preceding sentence, nothing in
Article 10.2 above shall require the realization of any assets held in the Fund where any of the restrictions therein is breached as a result of any event outside the control of the Manager and occurring after such investment is made (including but not limited to redemptions of Units or securities, any reorganization or amalgamation of any issuer and the suspension of any listing), but no further assets shall be acquired for account of the Fund until the relevant restriction can again be complied with, except pursuant to the exercise of subscription rights to purchase securities of an issuer at a time when the Fund's portfolio holdings of securities of such issuer would otherwise exceed the limits set forth in Article 10.2(i) above, where after the announcement of such rights and prior to its exercise, the Manager sells at least the number of securities which it subsequently purchases through the exercise of the subscription rights.

                  10.4 To not less than the extent (if any) from time to time required by the R.O.C. SFC, a proportion of the assets held in the Fund shall be retained at all times in liquid form in assets of a type specified by the R.O.C. SFC.

                  10.5 Cash shall be deposited with the Custodian or such other banks meeting the requirements set forth in the 1940 Act, or be invested in money market instruments.

                  10.6 To the maximum extent possible, all transactions for account of the Fund shall be carried out through stock exchanges and other officially designated markets. Subject to any limitations which may be imposed under R.O.C. laws or regulations or the 1940 Act and any rules and regulations promulgated thereunder, transactions for account of the Fund may be carried out through a broker who is a Connected Person (as defined in Article 17 hereof) of the Manager to such extent as the Manager may think fit; provided that the cost thereof to the Fund is not greater than it would have been had the transactions been carried out through a broker who was not a Connected Person of the Manager.

                  10.7 The Manager may from time to time, with the consent of the Unitholder and the R.O.C. SFC, adopt further investment restrictions in order to comply with applicable laws and regulations.

         11.      DURATION, CHANGES IN MANAGER
                  AND CUSTODIAN AND TERMINATION

                  11.1 Subject to the provisions of this Amended and Restated Investment Contract, the Fund is established for an unspecified period.

                  11.2     The Fund shall terminate if:

                           (a)      the R.O.C. SFC by notice in writing to the
Manager and the Custodian so requires;

                           (b)      the Manager notifies the Unitholder, the
Custodian and the R.O.C. SFC that in its opinion further operation of the Fund in accordance with this Amended and Restated Investment Contract is illegal, impracticable or inadvisable having regard solely to the interests of the Unitholder; or

                           (c)      the Unitholder is adjudicated a bankrupt.

                  11.3 A majority of the Unitholder's Trustees as a whole shall annually review the continuance of the arrangements with the Custodian under this Amended and Restated Investment Contract as consistent with the best interests of the Unitholder and its shareholders.

                  11.4     (a)      If not sooner terminated this Amended and
Restated Investment Contract shall continue in effect for successive periods of 12 months each after the first anniversary of the date if this Agreement; PROVIDED that each such continuance shall be specifically approved annually by
(i) the vote of a majority of the Trustees of the Unitholder who are not parties to this Amended and Restated Investment Contract or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either (x) the vote of a majority of the outstanding voting securities of the Unitholder or (y) the vote of a majority of the Unitholder's Trustees as a whole. The Unitholder shall notify the Manager and the Custodian of the continuance (or discontinuance) annually.

                           (b)      Notwithstanding Article 11.4(a) above, this
Amended and Restated Investment Contract may be terminated at any time by the Unitholder, without the payment of any penalty, upon a vote of a majority of the Trustees as a whole, or a majority of the outstanding voting securities of the Unitholder, upon 60 days written notice to the Manager and the Custodian.

                           (c)      As used in this Article 11.4, the phrase
"majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act.

                           (d)      This Amended and Restated Investment
Contract shall automatically terminate in the event of its assignment (as defined in the 1940 Act). Any transfer or other disposition (other than by redemption in accordance with Article 6 above) of any of the Units by the Unitholder shall also constitute an assignment of this Amended and Restated Investment Contract.

                  11.5     (a)      The R.O.C. SFC may order that a new Manager
or Custodian be appointed within six months if the R.O.C. SFC considers that the Manager or the Custodian, as the case may be, is incapable of carrying out its functions properly.

                           (b)      The Manager or the Custodian may be removed
by the Unitholder upon 60 days notice to the other parties hereto.

                           (c)      If either the Manager or the Custodian goes
into liquidation or bankruptcy or if its permit to act as Manager or Custodian has been revoked, it shall be deemed to have been forthwith removed as Manager or Custodian, as the case may be.

                           (d)      If the Manager or Custodian is removed, or
resigns in accordance with Article 11.5(e) below, the Unitholder may appoint a new Manager or Custodian and, subject to Article 16 below, enter into a new investment contract containing substantially the same terms and conditions as this Amended and Restated Investment Contract, and this Amended and Restated Investment Contract shall automatically terminate. The appointment of a new Manager shall be approved by the Custodian and by the R.O.C. SFC, and the appointment of a new Custodian shall be approved by the Manager and by the R.O.C. SFC, PROVIDED that if the R.O.C. SFC has, in the circumstances specified in the Regulations Governing the Administration of Securities Investment Trust Funds (effective August 10, 1983), as from time to time amended, required the appointment of a new Manager or a new Custodian and the Unitholder has not appointed a new Manager or a new Custodian within three months after the R.O.C. SFC has so required, the R.O.C. SFC may require the liquidation and distribution of the assets held in the Fund as provided in Article 11.6 below.

                           (e)      The Manager or the Custodian may resign at
any time by giving 60 days notice to the other parties hereto. If, at the end of such 60-day period, no appointment of a replacement has been made and approved and the Fund must be terminated, the Manager or the Custodian which has resigned shall discharge such responsibilities hereunder as may be required for the liquidation and distribution of the assets held in the Fund in accordance with
Article 11.6 below.

                  11.6 Upon the termination of this Amended and Restated Investment Contract, the Manager shall, within three months after the effective date of termination, liquidate the assets held in the Fund at reasonable prices, satisfy any liabilities relating to the Fund and distribute the available balance, if any, to the Unitholder.

         12.      ACCOUNTS AND STATEMENTS

                  12.7 The Manager shall maintain in its principal office in Taipei sufficient accounts and records to enable a complete and accurate view to be formed of the assets and liabilities and the income and expenditures of the Fund, all transactions for account of the Fund and amounts received by the Fund in respect of the issuance of Units and paid out by the Fund on redemptions of Units and by way of distributions.

                  12.8 The Manager shall prepare financial statements of the Fund (a) for each annual accounting period commencing immediately after the end of the preceding period and ending on December 31 in each year (the "Final Statements"), and (b) as at and for each calendar month ending on the last day of such calendar month, such financial statement to be in such respective form and containing such information as may be required by the R.O.C. SFC.

                  12.9     The Manager shall:

                           (a)      cause the Final Statements to be audited by
a person or firm authorized under the laws of the R.O.C. and the regulations of the R.O.C. SFC (the "Auditors");

                           (b)      submit each Final Statement together with
such report as the Manager may intend to make in relation thereto to the Unitholder and the Auditors' report thereon to the R.O.C. SFC for comment and approval within two months after the end of the relevant accounting period;

                           (c)      comply with such requirements as the R.O.C.
SFC may make in relation to each such Final Statement and report within two weeks after the date on which such requirements are made;

                           (d)      send to the Unitholder and to the R.O.C. SFC
copies of all Final Statements and monthly statements; and

                           (e)      assist and cooperate with the Unitholder in
preparing such reports and statements, including, without limitation, the calculation of the net asset value of the Unitholder, as may be required of the Unitholder under the 1940 Act, the United States Securities Exchange Act of 1934 (the "1934 Act"), the rules and regulations promulgated under the 1934 Act and 1940 Act, and the rules and regulations of the New

York Stock Exchange, or such other stock exchanges on which the securities of the Unitholder may be listed.

                  12.10 The Manager shall sign and the Custodian shall countersign all Final Statements.

                  12.11 The Auditors' report on the Final Statements of the Fund shall be in the form required by the R.O.C. SFC and where relevant shall indicate the extent to which such a report cannot be given and the reasons therefor.

         13.      DISTRIBUTIONS

                  13.12 Distributions of income in respect of each accounting period ended December 31 will be made to the Unitholder not later than March 31 in the next following year. Distributions to the Unitholder may be made out of income, realized capital gains, proceeds from the sale of dividends, or such other items as may from time to time be permitted under the laws and regulations of the R.O.C. The Manager in conjunction with the auditors shall determine what is income and what is capital, except that stock dividends and gains (realized or unrealized) on investments shall not be regarded as income and realized discounts on debt securities and money market instruments may be regarded as income. Costs and expenses payable out of the assets held in the Fund may be set against income or capital as the Manager in conjunction with the Auditors may determine; PROVIDED that the allocation of such costs and expenses to income or to capital shall be consistent from year to year. Where expenses are set against capital, they may be amortized on a straight line basis over a period not exceeding five years.

                  13.13 The aggregate amount of each distribution shall be credited to a separate account in the name of the Custodian, and such amount shall thereupon cease to form part of the assets held in the Fund, but interest earned on such amount pending distribution to the Unitholder shall be paid into and form part of the assets held in the Fund.

         14.      CURRENCY

                  The accounts and records of the Fund shall be maintained in NT$. Payments into the Fund upon issuance of the Units and out of the Fund on the redemption of Units or by way of distributions shall be made in NT$. The Net Asset Value and the Net Asset Value per Unit of the Fund shall be calculated in NT$. The financial statements of the Fund shall be prepared in NT$.

         15.      INFORMATION AND NOTICES

                  15.14 There shall be held available for inspection by any person without charge at the principal office of the Manager in Taipei at all reasonable business hours copies of:

                           (a)      this Amended and Restated Investment
Contract, as from time to time amended;

                           (b)      the current sales prospectus (if any) in
relation to shares of the Unitholder; and

                           (c)      all final and monthly statements, together
with any relevant Auditors' reports and reports of the Manager in relation thereto, for the two latest annual accounting periods of the Fund, and all accounts and records for such periods in relation to the matters referred to in
Article 12.1 above.

                  15.15 All notices to the Unitholder shall be sent by hand, by airmail or by telex or facsimile transmission to its registered address and shall become effective upon receipt by the Unitholder.

                  15.16 The Manager shall at all times maintain an office or offices in Taipei and shall notify the Unitholder in accordance with Article
15.2 above of any change in the address of its principal office in Taipei.

         16.      AMENDMENTS

                  This Amended and Restated Investment Contract may be amended only with the prior written agreement of the Unitholder, the Manager and the Custodian, and subject to any approval required by applicable United States and R.O.C. laws and regulations, including but not limited to the approval of the R.O.C. SFC.

         17.      CONNECTED PERSONS

                  For the purpose of this Amended and Restated Investment Contract, and subject to such amendments as the R.O.C. SFC may require, a person is a "Connected Person" of another if:

                           (a)      together with any person acting in concert
with it in this connection, it owns or otherwise controls for its own account, directly or indirectly, an interest, whether or not a voting interest, of more than 5% (or, in the case of an interest of the Custodian, 10%) of that other; or

                           (b)      it is a director or supervisor, or takes any
significant active role in the management, of that other.

         18.      GOVERNING LAW, JURISDICTION AND LANGUAGE

                  18.17 The Fund, this Amended and Restated Investment Contract and the Certificates shall be governed by, and this Amended and Restated Investment Contract and the Certificates shall be construed in accordance with, the laws of the R.O.C.

                  18.18 Any dispute arising out of or in respect of the Fund, this Amended and Restated Investment Contract or the Certificates shall be subject to the non-exclusive jurisdiction of the courts of the R.O.C. having original jurisdiction and, in the case of any action against the Manager or the Custodian, any court having original jurisdiction in the place where the Manager or the Custodian has its principal office.

                  18.19 The governing language of this Amended and Restated Investment Contract shall be Chinese, but documents issued in relation to the Fund may be in either the Chinese or the English language.

         19.      EFFECTIVE DATE

                  This Amended and Restated Investment Contract shall be effective as of July 1, 2000. Subsequent amendments to this Amended and Restated Investment Contract shall become effective upon the approval thereof by the R.O.C. SFC unless the R.O.C. SFC provides to the contrary.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Investment Contract to be executed as of the date set forth below.


                              INTERNATIONAL INVESTMENT TRUST COMPANY LTD.


                              By   /s/  Jevons Hu
                                   --------------------------------------------
                                   Name:    Jevons Hu
                                   Title:   President


                              CENTRAL TRUST OF CHINA


                              By   /s/  Jack H. Huang
                                   --------------------------------------------
                                   Name:    Jack H. Huang
                                   Title:   President


                              THE R.O.C. TAIWAN FUND


                              By   /s/  Michael Ding
                                   --------------------------------------------
                                   Name:    Michael Ding
                                   Title:   President


                  "The R.O.C. Taiwan Fund" (the "Unitholder") means and refers to the Trustees from time to time serving under a Declaration of Trust of the Unitholder dated May 8, 1989, a copy of which is on file with the Secretary of The Commonwealth of Massachusetts. The execution of this contract has been authorized by the Trustees of the Unitholder and this contract has been executed on behalf of the Unitholder by an authorized officer of the Unitholder acting as such and not individually, and neither such authorization by such Trustees nor such execution by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Unitholder as provided in the Declaration of Trust.


July 1, 2000

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

1.       INTRODUCTION AND POLICY                                              2

2.       BASIC OBLIGATIONS AND RIGHTS                                         3

3.       FUND ASSETS                                                          6

4.       UNITS                                                                7

5.       VALUATION                                                            8

6.       REDEMPTION OF UNITS                                                 10

7.       SUSPENSION OF VALUATION, ISSUES, REDEMPTIONS AND PAYMENTS           10

8.       EXPENSES                                                            11

9.       CUSTODIAN AND MANAGEMENT FEES                                       12

10.      OBJECTIVE AND RESTRICTIONS                                          13

11.      DURATION, CHANGES IN MANAGER AND CUSTODIAN AND TERMINATION          16

120      ACCOUNTS AND STATEMENTS                                             18

130      DISTRIBUTIONS                                                       19

140      CURRENCY                                                            19

150      INFORMATION AND NOTICES                                             20

160      AMENDMENTS                                                          20

170      CONNECTED PERSONS                                                   20

180      GOVERNING LAW, JURISDICTION AND LANGUAGE                            21

190      EFFECTIVE DATE                                                      21

                                        i